VALLEY COMMERCE BANCORP

2007 EQUITY INCENTIVE PLAN

Stock Option Award Agreement

Valley Commerce Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956 (the “Company”), and the undersigned person (the “Optionee”) have entered into this Stock Option Award Agreement (the “Award Agreement”) effective as of the Grant Date set forth below. The Company has granted to Optionee the option (the “Option”) to purchase the number of shares (the “Shares”) of common stock, no par value, of the Company (the “Stock”) set forth below at the per Share purchase price (the “Exercise Price”) set forth below, pursuant to the terms of this Award Agreement. The Option was granted under the Company’s 2007 Equity Incentive Plan, as the same may be amended, modified, supplemented or interpreted from time to time (the “Plan”), which is incorporated herein by reference and to which this Option is subject in all respects.

Optionee Name:	_____________________
Grant Date:	_____________________ MM/DD/YYYY
Expiration Date:	_____________________ MM/DD/YYYY
Type of Option: Number of Shares:	_____________ _____________
Exercise Price:	$______

1.                  Terms of Plan. All capitalized terms used in this Award Agreement and not otherwise defined shall have the meanings ascribed thereto in the Plan. Optionee confirms and acknowledges that Optionee has received and reviewed a copy of the Plan. The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”) which has complete authority to make all determinations with respect to each Award, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Award Agreements, and to make all other determinations under the Plan.

2.                  Nature of the Option. The Option has been granted as an incentive to Optionee’s Continuous Service, and is in all respects subject to such Continuous Service and all other terms and conditions of this Award Agreement. The Option is intended to be an [Incentive/Nonstatutory] Option.

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3.                  Vesting, Exercise and Term of Option. The Option shall vest and become exercisable during its term in accordance with the following provisions:

(a)                 Vesting and Right of Exercise.

(i)                   The Option shall be fully vested and exercisable as of the Grant Date, subject to Optionee’s Continuous Service, this Award Agreement and the Plan.

(ii)                  In the event of Optionee’s death, disability or other termination of Optionee’s Continuous Service, the Option shall be exercisable in the following manner:

(I) Termination of Employment: the Option ceases to be exercisable 90 days following termination of employment, during which time it shall be exercisable only to the extent exercisable at the date of termination, except that the Option shall not be exercised after its expiration date;

(II) Disability: if Optionee was in Continuous Service from the Grant Date until the date of termination of service due to disability, the Option ceases to be exercisable twelve months following the date of termination of Continuous Service from disability, during which time it shall be exercisable only to the extent exercisable at the date of termination due to disability, except that the Option shall not be exercised after its expiration date; and

(III) Death: if the Optionee was in Continuous Service from the Grant Date until the date of death, the Option ceases to be exercisable twelve months following the date of death, during which time it shall be exercisable by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee’s death only to the extent exercisable at the date of death, except that the Option shall not be exercised after its expiration date.

(b)               Method of Exercise. In order to exercise any vested portion of the Option, Optionee shall notify the Company in writing by executing and delivering the Notice of Exercise of Stock Option in the form attached hereto as Exhibit A (the “Exercise Notice”). The certificate or certificates representing Shares as to which the Option has been exercised shall be registered in the name of Optionee or otherwise as the Optionee may request and the Company shall permit.

(c)                Restrictions on Exercise; Term of Option.

(i)                 Optionee may exercise the Option subject to the limitations in Section 3(a) of this Award Agreement.

(ii)               Optionee may not exercise the Option if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities law or other law or regulation.

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(iii)             The method and manner of payment of the Exercise Price will be subject to the prohibition on loans to directors and executive officers in Section 402 of the Sarbanes-Oxley Act of 2002, to the rules under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board, and to any other applicable laws, rules or regulations.

(iv)             As a condition to the exercise of the Option, the Company may require certain representations and warranties as the Company may request pursuant to Section 9.3 of the Plan. Prior to or subsequent to exercise of the Option, the Company may require the Optionee to enter into certain lock-up arrangements as provided in Section 9.4 of the Plan.

(v)               Optionee may only exercise the Option upon, and the obligations of the Company under this Award Agreement to issue Shares to Optionee upon any exercise of the Option is conditioned on, satisfaction of all federal, state, local or other withholding tax obligations associated with such exercise (whether so required to secure for the Company a tax deduction or otherwise) (“Withholding Obligations”). The Company reserves the right to require Optionee to remit to the Company an amount sufficient to satisfy all Withholding Obligations prior to the issuance of any Shares upon any exercise of the Option. In addition, Optionee authorizes the Company to deduct any such Withholding Obligations from any payments of any kind due to Optionee (whether in connection with the Option or otherwise). The Optionee may elect to satisfy Withholding Obligations, in whole or in part, by having the Company withhold shares of Stock otherwise due to the Optionee upon exercise of the Option, or by submitting shares of Stock previously owned by the Optionee.

(vi)             No fraction of a Share shall be purchasable or deliverable upon exercise of the Option, but in the event any such Shares shall include a fraction of a Share (whether due to net exercise, payment of the Exercise Price by having Shares withheld or by submitting previously owned shares, by adjustment of the Option as provided in the Plan, or otherwise), such number of Shares shall be rounded down to the nearest smaller whole number of Shares.

(vii)           The Option may not be exercised more than 10 years after the Grant Date, and may be exercised during such term only in accordance with the terms of this Award Agreement.

4.                  Transferability of Option.

(a)               The Option may not be transferred in any manner other than by will or pursuant to the laws which would apply if the Optionee dies without leaving a will.

(b)               The terms of this Award Agreement shall bind the Optionee and his or her spouse or domestic partner and the respective Permitted Transferees, executors, administrators, heirs, personal representatives and successors of the foregoing.

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5.                  Method of Payment.

(a)               Upon exercise, Optionee shall pay the aggregate Exercise Price of the Shares purchased and the Withholding Obligations by any of the following methods, or a combination thereof, at the election of Optionee:

(i)                 cash;

(ii)               certified or bank cashier’s check;

(iii)             if shares of Stock are traded on an established stock market or exchange on the date of exercise, by surrender of whole shares of Stock having a Market Value equal to the portion of the Exercise Price to be paid by such surrender, provided that if such shares of Stock to be surrendered were acquired upon exercise of an Incentive Option, Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code;

(iv)             by a “net exercise” of the Option, in which the Company will not require a payment of the Exercise Price but will reduce the number of shares of Stock issued upon the exercise by the largest number of whole shares that have a Fair Market Value that does not exceed the aggregate Exercise Price of the Shares as to which the Option is being exercised. With respect to any remaining balance of the aggregate Exercise Price, the Company will accept a cash payment from the Optionee. The number of shares of Stock underlying the Option will decrease following exercise to the extent of (i) Shares used to pay the Exercise Price of an Option under the “net exercise” feature, (ii) Shares actually delivered to the Optionee as a result of such exercise and (iii) Shares withheld to pay the Withholding Obligations; or

(v)               if shares of Stock are traded on an established stock market or exchange on the date of exercise, pursuant to and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company).

(b)               Payment in Stock. If Optionee shall pay all or a portion of the aggregate Exercise Price and Withholding Obligations due upon an exercise of the Option by surrendering shares of Stock pursuant to Section 5(a)(iii), then Optionee:

(i)                 shall accompany the Exercise Notice with a duly endorsed blank stock power (with an appropriate signature guarantee if requested by the Company) with respect to the number of shares of Stock to be surrendered and shall deliver the certificate(s) representing such surrendered shares to the Company at its principal offices within two business days after the date of the Exercise Notice;

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(ii)               authorizes the Company to transfer so many whole number of Shares represented by such certificate(s) that have a Fair Market Value that does not exceed the aggregate Exercise Price for the Shares as to which the Option is being exercised. With respect to any remaining balance of the aggregate Exercise Price, the Company will accept a cash payment from the Optionee; and

(iii)             may not surrender any fractional share as payment of any portion of the Exercise Price.

6.                  Adjustments to Option. Pursuant to Section 8.1 of the Plan, in certain cases the number of Shares covered by the Option and the Exercise Price will be proportionately adjusted if the outstanding number of shares of Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to the outstanding Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, combination, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution of the Company’s equity securities without the receipt of consideration by the Company.

7.                  Not an Employment Contract. Nothing in the Plan or this Award Agreement shall confer upon Optionee any right to continuation of the Optionee’s employment or other association with the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to modify the terms of Optionee’s employment or to terminate Optionee’s employment at any time for any reason whatsoever, with or without cause.

8.                  Tax Consequences Generally. Optionee acknowledges that Optionee may suffer adverse tax consequences as a result of exercise of the Option. Optionee acknowledges that the Company advises Optionee to consult with the Optionee’s tax advisers in connection with the tax implications relating to the Option including but not limited to the acquisition, disposition or transfer of the Option or of any securities or property in connection therewith, and that Optionee is not relying on the Company for any tax advice in connection therewith. Any adverse consequences incurred by an Optionee in connection with the Option, including, without limitation, from the use of shares of Stock to pay any part of the Exercise Price or any tax in connection with the exercise of the Option, and any adverse tax consequences arising from a disqualifying disposition within the meaning of Section 422 of the Code, shall be the sole responsibility of Optionee.

9.                   Cancellation of Option For Improper Acts of Optionee. If, at any time during the course of the Optionee’s employment with the Company or any Affiliates or within six months after termination of Continuous Service, the Optionee engages in any activity in competition with any business activity of the Company or of any Affiliates, or inimical, contrary or harmful to the interests of the Company or any Affiliates, then (1) the Option and all other Awards under the Plan made to the Optionee shall terminate and be forfeited, (2) any cash, security or other property acquired by the Optionee pursuant to the Option and pursuant to all other Awards under the Plan, which cash, security or property was acquired by the Optionee during the Forfeiture Period shall be forfeited, and (3) any gain realized by the Optionee from the sale of any security acquired under the Option or any other Award during the Forfeiture Period shall be paid by the Optionee to the Company. The “Forfeiture Period” shall mean the period commencing on the Grant Date of the Option or any other Award and ending six months from termination of Continuous Service.

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10.                    Consent of Spouse/Domestic Partner. Optionee agrees that Optionee’s spouse’s or domestic partner’s interest in the Option is subject to this Award Agreement and such spouse or domestic partner is irrevocably bound by the terms and conditions of this Award Agreement. Optionee agrees that all community property interests of Optionee and Optionee’s spouse or domestic partner in the Option, if any, shall similarly be bound by this Award Agreement. Optionee agrees that this Award Agreement is binding upon Optionee’s and Optionee’s spouse’s or domestic partner’s executors, administrators, heirs and assigns. Optionee represents and warrants to the Company that Optionee has the authority to bind Optionee’s spouse/domestic partner with respect to the Option. Optionee agrees to execute and deliver such documents as may be necessary to carry out the intent of this Section 10 and the consent of Optionee’s spouse/domestic partner.

11.                    Receipt of Plan. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the grant of Options made pursuant to this Award Agreement subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Award Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement.

IN WITNESS WHEREOF, Optionee and the Company have entered into this Award Agreement as of the Grant Date.

_______________________________ [Optionee Signature] _______________________________ [Optionee Name] (please print)	Valley Commerce Bancorp By: ______________________________ Name: ____________________________ Title: _____________________________

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Exhibit A

Notice of Exercise of Stock Option

I ________________________________________ (please print legibly) hereby elect to exercise the stock options(s) identified below (the “Option(s)”) granted to me by Valley Commerce Bancorp (the “Company”) under its 2007 Equity Incentive Plan (the “Plan”) with respect to the number of shares of Stock of the Company set forth below (the “Shares”). I acknowledge and agree that my exercise of the Option(s) is subject to the terms and conditions of the Plan and the Stock Option Award Agreement(s) governing the Option(s). Optionee confirms and acknowledges that Optionee has received and reviewed the Plan as approved by Shareholders May 15, 2007.

1. _____________ Shares at $ ________ per share (Grant date of Option): ____________

2. _____________ Shares at $ ________ per share (Grant date of Option): ____________

3. _____________ Shares at $ ________ per share (Grant date of Option): ____________

4. _____________ Shares at $ ________ per share (Grant date of Option): ____________

OPTION EXERCISE

I choose to pay the Exercise Price of the above option(s) as follows [please complete the numbered item(s) which apply to your exercise]:

  Cash: $____________________
  Check: $____________________ (please make checks payable to Valley Commerce Bancorp)
  Surrender of _________________ Shares
  Net exercise as described in Section 5(a)(iv) of the Option ☐ [if applicable check box]

I choose to pay the tax withholding relating to the exercise of the above option(s) as follows:

  Cash: $____________________
  Check: $____________________ (please make checks payable to Valley Commerce Bancorp)
  Surrender of _________________ Shares currently owned by Optionee
  Withholding of _______________ Shares from Shares otherwise deliverable on exercise